Exhibit 10.1

 Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY, dated as of November 7, 2024 (this “Amendment”), is among Apyx Medical Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Perceptive Credit Holdings IV, LP, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Reference is made to the Credit Agreement and Guaranty, dated as of November 8, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain Sections of the Credit Agreement, subject to the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions hereof, the Lender party hereto and the Administrative Agent are willing to agree to such amendments and other modifications; and

WHEREAS, the Lender party hereto constitutes the Required Lenders.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. As of, and subject to the occurrence of, the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

A. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in their alphabetically correct place:

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement and Guaranty, dated as of the Amendment No. 1 Effective Date, by and among the Obligors, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means November 7, 2024.

“Common Stock” means the Borrower’s common stock, par value $0.001 per share, having ordinary voting rights, as provided in the Borrower Certificate of Incorporation, as in effect on the Amendment No. 1 Effective Date.

“Holder” has the meaning set forth in the definition of “Specified Shares”.

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“Operating Expenses” means the sum of the following expenses of the Borrower and its Subsidiaries: (i) research and development expenses, (ii) professional services expenses, (iii) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of the Borrower and its Subsidiaries, (iv) sales and marketing expenses, (v) general and administrative expenses and (vi) commissions.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Specified Shares” means the shares of Common Stock issued by the Borrower to the Administrative Agent (or its designated Affiliate) (together with its successors and assigns, the “Holder”) pursuant to Section 3(C) of Amendment No. 1.

B. Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.19 immediately after Section 8.18 thereof:

8.19 Rule 144; Specified Shares.

(a) At all times, and with a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the United States Securities and Exchange Commission that may at any time permit a holder to sell securities of the Borrower to the public without registration, the Borrower shall: (i) use reasonable commercial efforts to make and keep adequate public information available, as required by clause (c) of Rule 144; (ii) use reasonable commercial efforts to file with the United States Securities and Exchange Commission in a timely manner all reports and other documents required of the Borrower under the Securities Act and the Exchange Act; and (iii) furnish, or otherwise make available to the Holder so long as the Holder owns the Specified Shares, promptly upon request, a written statement by the Borrower as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Borrower, and such other reports and documents so filed or furnished by the Borrower as the Holder may reasonably request in connection with the sale of the Specified Shares without registration.

(b) In no event shall the Specified Shares contain or include any legend restricting the transfer thereof in any of the following circumstances: (i) following any sale of the Specified Shares under or in connection herewith pursuant to Rule 144, (ii) if the Specified Shares are eligible for sale under clause (b)(1) of Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the United States Securities and Exchange Commission) (the “Unrestricted Conditions”), and the Borrower shall take all commercially reasonable efforts to cause the removal of any such restrictive legends in respect of the Specified Shares at any time any Unrestricted Condition is met.

(c) In connection with any sale by the Holder of the Specified Shares pursuant to Rule 144, the Borrower shall not require a “no registration” or “legend removal” or other similar securities opinion from counsel to the Holder.

C. Section 9.12(a)(i) of the Credit Agreement is hereby amended by adding the text “or fail to comply with” immediately after the text “modify” appearing therein.

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D. Section 9.12(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) The Borrower shall arrange for (and expressly provide for its affirmative recommendation in support of) a vote of its stockholders, to amend the Borrower Certificate of Incorporation to delete “Article EIGHTH” therefrom in its entirety, such vote to occur at the Borrower’s 2025 annual meeting of stockholders, but in no event later than December 31, 2025, and shall take all commercially reasonable efforts to obtain the approval of its stockholders therefor and to provide for such amendment to become effective no later than December 31, 2025. Copies of all notices to stockholders in respect of such amendment shall be delivered simultaneously to the Administrative Agent.

E. Section 10 of the Credit Agreement is hereby amended by adding the following new Section 10.03 immediately after Section 10.02 thereof:

10.03 Operating Expenses. With respect to each of the Borrower’s fiscal years ending December 31, 2025 and December 31, 2026, the Borrower shall not permit or allow Operating Expenses to exceed (i) $40,000,000 for the fiscal year ended December 31, 2025 or (ii) $45,000,000 for the fiscal year ended December 31, 2026. Within 90 days following each such fiscal year the Borrower shall deliver to the Administrative Agent written evidence, prepared in reasonable detail, demonstrating compliance with this Section 10.03.

F. The table set forth in Section 10.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Calculation Date	TTM Advanced Energy Net Revenue

September 30, 2024	$38,250,000
December 31, 2024	$34,400,000
March 31, 2025	$35,400,000
June 30, 2025	$37,200,000
September 30, 2025	$35,700,000
December 31, 2025	$37,000,000
March 31, 2026	$40,000,000
June 30, 2026	$44,500,000
September 30, 2026	$48,600,000
December 31, 2026	$52,400,000
March 31, 2027	$54,000,000
June 30, 2027	$55,600,000
September 30, 2027	$57,500,000
December 31, 2027	$60,300,000
March 31, 2028	$62,100,000
June 30, 2028	$64,500,000

Calculation Date	TTM Advanced Energy Net Revenue

September 30, 2028	$66,500,000

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SECTION 2. COVENANTS, REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each other Obligor hereby acknowledges, consents, agrees, represents and warrants as follows:

A. Notwithstanding the effectiveness of this Amendment, the Obligations of each Obligor under each Loan Document to which such Obligor is a party shall not be impaired, extinguished, novated, waived, canceled or otherwise satisfied, in whole or in part, as a result of the transactions contemplated hereby and each such Loan Document to which such Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

B. All Guaranteed Obligations include all Obligations under, and as defined in, the Credit Agreement, as amended by this Amendment.

C. Notwithstanding the conditions to effectiveness set forth in this Amendment, no Subsidiary Guarantor is required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment, and nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of any Subsidiary Guarantor to any future amendments to the Credit Agreement.

D. All representations and warranties made by the Borrower and the other Obligors in the Loan Documents are true and correct in all material respects as if made on and as of the date hereof (or in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualification, true and correct in all respects) unless stated to relate solely to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

E. Each Obligor has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document, as amended hereby or thereby.

F. The transactions contemplated by this Amendment are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary holders of the Equity Interests of such Obligor.

G. This Amendment has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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H. The transactions contemplated by this Amendment (1) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (2) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of each Obligor or its Subsidiaries, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (4) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or its Subsidiaries.

I. Both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from this Amendment or the transactions contemplated hereby.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Amendment No. 1 Effective Date”):

A. The Obligors, the Administrative Agent and the Required Lenders shall have each indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Administrative Agent.

B. The statements, representations and warranties set forth in Section 2 above shall each be true and correct, both immediately before and after the effectiveness of this Amendment.

C. The Administrative Agent shall have received evidence of the issuance by the Borrower to the Administrative Agent (or its designated Affiliate) of 150,000 shares of the Borrower’s common Equity Interests for no consideration.

D. The Administrative Agent shall have received evidence of receipt by the Borrower of $5,000,000 of net cash proceeds from the issuance of its common Equity Interests.

E. The Administrative Agent and the Lenders shall have received all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower is responsible pursuant to Section 14.03 of the Credit Agreement) that are due and payable in connection with this Amendment.

SECTION 4. MISCELLANEOUS

A. Reference to and Effect on the Loan Documents.

(i) On and after the Amendment No. 1 Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

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(ii) Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any Loan Document or applicable Law.

(iv) This Amendment shall constitute a Loan Document.

B. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

C. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law, the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

D. Integration. This Amendment, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

E. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

F. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this Amendment, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

APYX MEDICAL CORPORATION

By:	/s/ Matthew Hill
Name:	Matthew Hill
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

APYX CHINA HOLDING CORP.

By:	/s/ Matthew Hill
Name:	Matthew Hill
Title:	Chief Financial Officer

APYX BULGARIA EOOD

By:	/s/ Matthew Hill
Name:	Matthew Hill
Title:	Chief Financial Officer

[Signature Page – Amendment No. 1]

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PERCEPTIVE CREDIT HOLDINGS IV, LP, as

the Administrative Agent and Lender

By:	Perceptive Credit Opportunities GP, LLC,
its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

[Signature Page – Amendment No. 1]

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